Exhibit 1.1

TCP INTERNATIONAL HOLDINGS LTD.

[—] Common Shares

UNDERWRITING AGREEMENT

[—], 2014

DEUTSCHE BANK SECURITIES INC.

PIPER JAFFRAY & CO.

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

TCP International Holdings Ltd., a Swiss corporation (the “Company”) proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [—] common shares of the Company (the “Firm Shares”), par value CHF 0.10 per share (the “Common Shares”). The Firm Shares consist of [—] authorized but unissued Common Shares to be issued and sold by the Company. The Company has also granted to the several Underwriters an option to purchase up to [—] of Common Shares on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement are herein collectively called the “Securities.”

As part of the offering contemplated by this Agreement, Piper Jaffray & Co. (the “Designated Underwriter”) has agreed to reserve out of the Firm Shares purchased by it under this Agreement, up to [—] shares for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, the “Directed Stock Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Stock Program”) and subject to the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Firm Shares to be sold by the Designated Underwriter pursuant to the Directed Stock Program (the “Directed Stock”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Stock not subscribed for by 9:00 a.m. (New York time) on the business day following the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Deutsche Bank Securities Inc. and Piper Jaffray & Co. are acting as representatives (the “Representatives”).

1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-196129) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein at the “Registration Statement”. The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Rules and Regulations (“Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Securities and the offering and otherwise satisfies Section 10(a) of the Act. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(a) Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.

(b) Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(b) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(f).

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated [—], 2014, any free writing prospectus set forth on Schedule III and the information on Schedule IV, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means [—] p.m. (Eastern time) on the date of this Agreement.

(c) Issuer Free Writing Prospectuses.

(i) Each issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 6(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The

foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(f).

(ii) At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer.

(iii) Each issuer free writing prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(d) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(e) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) [other than those listed on Schedule V hereto]. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Disclosure Package, complied in all material respects with the Act and, when taken together with the Time of Sale Disclosure Package as of the Time of Sale, did not and as of each Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Other Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 6(a)(xiii) of this Agreement and, except as set forth on Schedule V, the Company has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(e) of this Agreement.

(g) Financial Statements. The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(h) Organization and Good Standing. Each of the Company and each of its subsidiaries set forth in Schedule VI hereto, which includes all of the Company’s subsidiaries except for those that in the aggregate would not constitute a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X under the Act, has been duly organized and is validly existing as a corporation in good standing (or the equivalent concept of good standing in such jurisdiction) under the laws of its jurisdiction of incorporation or formation. Each of the Company and its subsidiaries has full corporate or other power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing (or the equivalent concept of good standing in such jurisdiction) in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and, in either case, in which the failure to so qualify would have a material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(i) Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and there has not been any change in the capital stock of the Company or such subsidiaries (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in their short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development which would reasonably be expected to result in any Material Adverse Change.

(j) Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any of its subsidiaries, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any of its subsidiaries before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would reasonably be likely to result in any Material Adverse Change, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement. There are no current or, to the knowledge of the Company, pending or threatened, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any of its subsidiaries, any employee plan sponsored by the Company or any of its subsidiaries or any property or assets owned or leased by the Company or any of its subsidiaries, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(k) Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s articles of association or organizational regulations, or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clauses (A) and (C) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act, the rules of FINRA, state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(l) Capitalization; the Securities; Registration Rights. All of the issued and outstanding shares of capital stock of the Company, including the outstanding Common Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with Swiss law, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Shares, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Shares pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (B) neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company (collectively “Registration Rights”) and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. For the Company’s subsidiaries incorporated or formed in the People’s Republic of China (the “PRC”), all of the issued shares of capital stock have been duly and validly authorized and issued or paid in installments in accordance with applicable procedures under the laws and regulations of the PRC, are fully paid and nonassessable and are owned directly or indirectly by the Company, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, free and clear of all liens, encumbrances, equities or claims, and were issued in compliance with the laws of the PRC or other applicable securities laws, and are not in violation of any preemptive right, resale right, right of first refusal or similar right. The articles of association of each subsidiary of the Company located in the PRC comply with the requirements of applicable law, including the PRC Company Law (to the extent applicable), and are in full force and effect. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the caption “Capitalization.” The Common Shares (including the Securities) conform in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(m) Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s 2014 Omnibus Incentive Plan (the “Company Stock Plan”), and the options or other rights granted thereunder (the “Options”), set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Any grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(n) Compliance with Laws. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, (ii) none of the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order, and (iii) the Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(o) Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or as would not reasonably be expected to have a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(p) Intellectual Property. The Company and each of its subsidiaries owns, or possesses sufficient rights to use, all Intellectual Property material to the conduct of their respective businesses as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted. Furthermore, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, or as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (A) to the knowledge of the Company, there is no infringement, misappropriation, breach, default or other violation by third parties of any Intellectual Property owned, used or held for use by the Company or any of its subsidiaries; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by any third party challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property owned, used or held for use by the Company or any of its subsidiaries; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to and used by the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by the Company or its subsidiaries or, to the knowledge of the Company, licensed to and used by the Company or its subsidiaries; (D) neither the Company nor any of its subsidiaries, nor the manufacture, use or sale of any of their products, has infringed, misappropriated or otherwise violated the Intellectual Property rights of any third party, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party alleging that the Company or any of its subsidiaries, or the manufacture, use or sale of any of their products, has infringed, misappropriated or otherwise violated the Intellectual Property or other proprietary rights of any third party; (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed by the Company or any of its subsidiaries; (F) each patent application owned by or exclusively licensed to the Company or any of its subsidiaries is being diligently prosecuted, and each issued patent owned by or exclusively licensed to the Company or its subsidiaries is being diligently maintained; (G) none of the Intellectual Property used or held for use by the Company or any of its subsidiaries in their respective businesses has been obtained or is being used or held for use by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of any rights of any third party; and (H) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property the value of which to the Company or any subsidiary is contingent upon maintaining the confidentiality thereof. “Intellectual Property” shall mean all trademarks, service marks, trade names, including all goodwill associated with any of the foregoing, patents, copyrights, domain names, including all registrations and applications for registration of any of the foregoing, licenses, inventions, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and similar rights.

(q) No Violations or Defaults. Neither the Company nor any of its subsidiaries is in (i) violation of its respective charter, by-laws or other organizational documents or, (ii) except as would not reasonably be expected to have a Material Adverse Effect, in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(r) Taxes. The Company and its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed and are not in default in the payment of any taxes, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns or taxes for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(s) Exchange Listing and Exchange Act Registration. The Securities have been approved for listing on the New York Stock Exchange (the “Exchange”) upon official notice of issuance and, on the date the Registration Statement became effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became effective. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, with any five percent or greater stockholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

(t) Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity, except for subsidiaries of the Company that considered in the aggregate as a single subsidiary, could not constitute a significant subsidiary of the Company as such term is defined in Rule 1-02(w) of Regulation S-X.

(u) Internal Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its Board of Directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its subsidiaries who have a significant role in the Company’s internal controls; and, since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s Board of Directors has, subject to the exceptions, cure periods and the phase-in periods specified in the Exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s Board of Directors has adopted a charter that satisfies the requirements of the Exchange Rules.

(v) No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(w) Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for since January 1, 2013; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(y) Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(z) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer of the Company and the principal financial officer of the Company. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(aa) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and its controlled affiliates and, to the knowledge of the Company, each of the executive officers, directors, employees or agents of the Company or its subsidiaries, has not violated and is not aware of any direct or indirect violation, its participation in the offering will not violate, and the Company and each of its subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws: (A) anti-bribery laws, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the

United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to any of the above laws is pending or, to the Company’s knowledge, threatened.

(bb) OFAC.

(i) None of the Company, its subsidiaries and its controlled affiliates, and, to the knowledge of the Company, none of the executive officers, directors, employees or agents of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(A) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(cc) Compliance with Environmental Laws. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, or as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries (i) is in violation of any applicable law or statute, or any rule or regulation, or final and enforceable decision or order of any Governmental Authority, governing hazardous or toxic substances, wastes, pollutants or contaminants, or the protection or restoration of the environment or human exposure to hazardous or toxic substances, wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) owns, leases or operates any real property requiring remediation by the Company or any of its subsidiaries under Environmental Laws, (iii) to the knowledge of the Company, is liable for any off-site disposal or contamination under Environmental Laws, or (iv) to the knowledge of the Company, is subject to any outstanding claim alleging that the Company or any of its subsidiaries is in violation of or is liable under any Environmental Laws. Neither the Company nor any of its subsidiaries anticipates incurring any material estimated capital expenditures for environmental control facilities. There are no proceedings that are pending or to the knowledge of the Company, contemplated against the Company or any of its subsidiaries or properties pursuant to any Environmental Laws in which a Governmental Authority is also a party, other than such proceedings for which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(dd) Compliance with Occupational Laws. Except as would not have a Material Adverse Effect, the Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance with all terms and conditions of such permit, license or approval. No action, suit, investigation, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws.

(ee) ERISA and Employee Benefits Matters. (A) To the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Except as would not reasonably be expected to result in a Material Adverse Effect, (A) each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law; (B) (i) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, (ii) any such determination or opinion letter remains in effect and has not been revoked, and (iii) to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (C) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (i) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (ii) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary. The Company does not have any obligations under any collective bargaining agreement with any union and, to the Company’s knowledge, no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States.

(ff) Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble or license its products to any other person and is not bound by any agreement that affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble or license its products.

(gg) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened that would reasonably be likely to have a Material Adverse Effect.

(hh) Restrictions on Payments. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (A) none of the Company and its subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, from making any other distribution on its equity interest, from repaying any loans or advances to the Company or any other subsidiary, or from transferring any of the subsidiary or the Company’s property or assets to the Company or any other subsidiary, and (B) all cash dividends or other cash distributions declared and payable upon the equity interests in the Company and the subsidiaries may be converted into foreign currency that may be freely transferred. The Registration Statement, the Time of Sale Disclosure Package and the Prospectus describe in all material respects all dividends and other distributions that are subject to restrictions, taxes, duties, assessments, withholding taxes or deductions in the PRC and Switzerland.

(ii) Accurate Disclosure. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described in all material respects or included as required. The statements in the Time of Sale Disclosure Package and Prospectus under the heading “Related Party Transactions,” insofar as such statements summarize agreements or documents discussed therein, are accurate in all material respects and are fair summaries of such agreements or documents, and present the information required to be shown.

(jj) No Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described.

(kk) DSP Compliance. Except with notice to the Representatives and compliance with applicable laws, none of the Directed Stock distributed in connection with the Directed Stock Program will be offered or sold outside of the United States.

(ll) Statistical Information. Any third-party statistical and market related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(mm) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn) PFIC Status. The Company was not a “passive foreign investment company” (a “PFIC”), as defined in Section 1297 of the Code, as amended, for its most recently completed taxable year and, based on the current projections regarding the composition of the Company’s income and valuation of its assets and operations, the Company does not expect to become a PFIC in the current taxable year ending December 31, 2014 or in the foreseeable future.

(oo) Tax Residency. To the Company’s knowledge, the Company is a resident in Switzerland for Swiss tax purposes, and is not a resident of any other jurisdiction for that jurisdiction’s tax purposes.

(pp) No Taxes.

(i) Except for (i) any net income or franchise taxes imposed on the Underwriters as a result of any present or former connection (other than any connection resulting from the transaction contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus) between the Underwriters and the jurisdiction imposing such tax, and (ii) stamp issuance duty payable by the Company, no stamp, issue, registration, documentary, transfer or other similar taxes and duties, and no capital gains, capital duty, income, value-added, withholding or other taxes, including interest and penalties, are payable in Switzerland, the PRC, the United States or any political subdivision or taxing authority thereof or therein on or in connection with the issuance and sale of the Securities by the Company, the resale and delivery of the Securities by the Underwriters in accordance with this Agreement or the execution and delivery of this Agreement or any other document or instrument to be furnished hereunder.

(ii) All payments to be made by the Company under this Agreement (including, for purposes of this provision, to any relevant extent, the difference between the purchase price paid by the Underwriters for the Securities and the offering price of the Securities) shall be paid free and clear of, and without deduction or withholding for or on account of, any taxes or duties assessed or levied by Switzerland, the PRC or the United States or any political subdivision or taxing authority thereof or therein, including interest and penalties with respect thereto. In the event that any such withholding or deduction is required by law, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. All fees and amounts payable by the Company to the Underwriters under this Agreement are exclusive of any value-added tax or any similar taxes (“VAT”). If the transactions described in this Agreement are subject to VAT, the Company will pay the Underwriters the applicable VAT.

(qq) Immunity. None of the Company, its subsidiaries and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(rr) Governing Law. The choice of the laws of the State of New York is the governing law of this Agreement is a valid choice of law under the laws of Switzerland and will be honored by courts in Switzerland except as may be limited by general principles of equity. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in the Borough of Manhattan in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court.

(ss) Swiss Enforceability. This Agreement is in proper form to be enforceable in Switzerland in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Switzerland of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in Switzerland (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in Switzerland (other than nominal stamp or similar tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder.

(tt) Enforceability of Judgments. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein, provided that any such instruments or agreements contain a choice of New York law and venue, would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of Switzerland (except as may be required by the courts in Switzerland for the posting of a security or bond to cover court fees or to provide indemnification), provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of Switzerland, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Swiss court at the time the lawsuit is instituted in the foreign court. Except as disclosed in the Registration Statement, Time of Sale Disclosure Package and Prospectus, the Company is not aware of any reason why the enforcement in Switzerland of such a New York Court judgment would be, as of the date hereof, contrary to public policy in Switzerland.

(uu) PRC Overseas Investment and Listing Regulations. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, or as would not have a Material Adverse Effect, the Company has taken all reasonable steps to comply with, and to ensure compliance in all material respects by each of the Company’s subsidiaries incorporated in the PRC and to the Company’s knowledge, by each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission and the State Administration of Foreign Exchange relating to overseas investment by PRC residents and citizens.

(vv) Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [—] Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $[—] per share. The obligation of each Underwriter to the Company shall be to purchase from the Company the number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by the Company pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 10 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

(b) Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to [—] of the Option Shares, hereby grants to the several Underwriters an option (the “Over-Allotment Option”) to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement (such date, the “Over-Allotment Option Exercise Date”) upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

(c) Payment and Delivery.

(i) The Securities to be purchased by each Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of DTC, for the account of such Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [—], 2014 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Option Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Closing Date”, each such time and date for delivery of the Option Shares, if not the First Closing Date, is herein called a “Second Closing Date”, and each such time and date for delivery is herein called a “Closing Date”.

(ii) The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(j) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York (the “Closing Location”), and the Securities will be delivered to the Representatives, through the facilities of the DTC, for the account of such Underwriter, all at such Closing. A meeting will be held at the Closing Location at 3:00 p.m. New York City time, on the New York Business Day next preceding such Closing, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(d) Purchase by Representatives on Behalf of Underwriters. It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

4. Capital Increase and Initial Subscription.

(a) Shareholder’s Resolution on Capital Increase. The Company confirms that the extraordinary general meeting of the Company (the “EGM”) held on [—], 2014 has resolved, inter alia, an ordinary increase of the share capital from CHF [—] up to CHF [—] by issuing up to [—] Common Shares, and all statutory pre-emptive rights to which the existing shareholders of the Company are entitled under Swiss law have been validly set aside or waived (the “Capital Increase”).

(b) Subscription of Capital Increase. The Representatives, acting in their own name but for the account of all Underwriters, expect, on the basis of the representations, warranties and agreements herein contained, to do as follows:

(i) to subscribe, on or by [8:00] a.m. (CEST) on [—], 2014 (the “Capital Increase Date”), or such other date and time as agreed between the Company and Representatives, for all of the Firm Shares at the issue price of CHF [—] per Firm Share corresponding to the par value for each Firm Share and to deliver the corresponding subscription form to the Company in the form of Exhibit D; and

(ii) to deposit or cause to be deposited, not later than [8:00] a.m. (CEST) on the Capital Increase Date, or such other date and time as agreed between the Company and Representatives, same-day funds for value in the amount of CHF [—] (the “Capital Increase Amount”) with [—] (the “Capital Increase Bank”), in an account for the capital increase (the “Capital Increase Account”).

(c) Board Resolution and Registration of Capital Increase. Upon receipt of the documents referred to in Section 4(b) above and no later than on the Capital Increase Date, [9:00] a.m. (CEST), or such other date and time as agreed between the Company and the Representatives, the Board of Directors (or a committee or a Board member duly authorized by the Board of Directors) will do the following:

(i) adopt a report on the Capital Increase in accordance with Swiss law;

(ii) resolve on the Capital Increase and make all amendments to the articles of association of the Company necessary in connection with the Capital Increase; and

(iii) file the resolutions implementing the Capital Increase together with any other documents necessary for the registration of the Capital Increase with the Commercial Register of the Canton of Zug;

provided, however, that the Company undertakes not to resolve on the Capital Increase or to file the relevant resolutions with the Commercial Register of the Canton of Zug if this Agreement is terminated pursuant to Section 11.

(d) Issue of Firm Shares. Immediately after the registration of the Capital Increase in the Commercial Register of the Canton of Zug pursuant to Section 4(c), but in no event later than the Capital Increase Date, [4:00] p.m. (CEST), or such other date and time as agreed between the Company and the Representatives, the Company will:

(i) deliver to each of the Representatives, the Capital Increase Bank and the share registrar of the Company a copy of the certified excerpt of the journal entry or a copy of the certified excerpt from the Commercial Register of the Canton of Zug and a copy of the certified updated articles of association of the Company evidencing the Capital Increase; and

(ii) take all steps necessary to ensure that the Firm Shares will be (A) issued to the Underwriters, (B) duly issued in the form of uncertificated securities and entered into the Company’s book of uncertificated securities, (C) duly recorded as book-entry securities in the main register maintained by the Depository Trust Company (“DTC”), (D) duly recorded in an account of the Underwriters, and (E) freely transferable on the First Closing Date (as defined in Section 3(c) above) as set forth herein.

(e) Use of Capital Increase Amount. The funds deposited in the Capital Increase Account shall, upon registration of the Capital Increase pursuant to Section 4(c) and upon request by the Representatives, be transferred to an account of the Company with Deutsche Bank (Schweiz) AG and shall, in such case, remain so deposited, without interest, for the account of the Company until the earlier of:

(i) the First Closing Date;

(ii) the date of termination of this Agreement pursuant to Section 11; or

(iii) the date of receipt by the Representatives on behalf of the Underwriters of the proceeds of (A) the sale of the Firm Shares as set forth in Sections 12(b), 12(c) or 12(e), or (B) the proceeds of the Capital Reduction as set forth in Section 12(d).

5. Subscription and Issuance of Option Shares.

(a) Subscription of Over-Allotment Capital Increase. The Representatives, acting in their own name but for the account of all Underwriters, expect, on the basis of the representations, warranties and agreements herein contained, and subject to the conditions stated below and to this Agreement having not been terminated, to do as follows:

(i) to subscribe for the number of Option Shares for which the Over-Allotment Option has been exercised pursuant to Section 3(b) at the issue amount (Ausgabebetrag) of CHF [—] for each Option Share corresponding to the par value of each Option Share, and to deliver the corresponding subscription form in the form of Exhibit D to the Company by not later than [9:30] a.m. (CEST) on the business day following the Over-Allotment Option Exercise Date (or such other date set forth in the over-allotment exercise notice delivered by the Representatives); and

(ii) to deposit or cause to be deposited in the Capital Increase Bank, not later than [8:30] a.m. (CEST) on the second business day following the Over-Allotment Option Exercise Date (or such other date set forth in the over-allotment exercise notice delivered by the Representatives), same day funds for value on such date, in the amount of CHF [—] into an account for the Over-Allotment Capital Increase (the “Over-Allotment Capital Increase Account”).

(b) Board Resolution and Registration of Over-Allotment Capital Increase. As soon as possible after the events referred to under Section 5(a), and in no event later than the second business day following the Over Allotment Option Exercise Date (or such other date set forth in the over-allotment exercise notice delivered by the Representatives), the Board of Directors (or a committee or board member duly authorized by the Board of Directors) will do the following:

(i) pass a capital increase resolution (Erhöhungsbeschluss) regarding the issuance of the Option Shares subscribed for pursuant to Section 5(a)(i) (the “Over-Allotment Capital Increase”), adopt a report on the Over-Allotment Capital Increase (Kapitalerhöhungsbericht) and take note of the auditors’ report (Prüfungsbestätigung), all in accordance with Swiss statutory law;

(ii) resolve on the Over-Allotment Capital Increase and make all amendments to the articles of association of the Company necessary in connection with the Over-Allotment Capital Increase; and

(iii) promptly thereafter file the Over-Allotment Capital Increase documents with the Commercial Register.

In no event later than the second business day following the Over-Allotment Option Exercise Date (or such other date set forth in the over-allotment exercise notice delivered by the Representatives), the Company shall:

(i) deliver to each of the Representatives, the Capital Increase Bank and the share registrar of the Company, a copy of the certified excerpt of the journal entry or a copy of the certified excerpt from the Commercial Register of the Canton of Zug and a copy of the certified updated articles of association of the Company evidencing the Over-Allotment Capital Increase;

(ii) take all steps necessary to ensure that the subscribed Option Shares (i) will be issued (i) issued to the Underwriters, (ii) duly issued in the form of uncertificated securities and entered into the Company’s book of uncertificated securities, (iii) duly recorded as book-entry securities in the main register maintained by DTC, (iv) duly recorded in an account of the Underwriters, and (v) freely transferable.

(c) Use of Capital Increase Amount. The funds deposited in the Over-Allotment Capital Increase Account shall, upon registration of the Capital Increase pursuant to Section 5(b) and upon request by the Representatives, be transferred to an account of the Company with Deutsche Bank (Schweiz) AG and shall, in such case, remain so deposited, without interest, for the account of the Company until the earlier of:

(i) the Second Closing Date;

(ii) the date of termination of this Agreement pursuant to Section 11; or

(iii) the date of receipt by the Representatives on behalf of the Underwriters of the proceeds of (A) the sale of the Option Shares as set forth in Sections 12(b), 12(c) or 12(e), or (B) the proceeds of the Capital Reduction as set forth in Section 12(d).

6. Covenants.

(a) Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i) Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act. The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will furnish the Representatives and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii) Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(iii) Continued Compliance with Securities Laws.

(A) Within the time during which a prospectus (assuming the absence of Rule172) relating to the Securities is required to be delivered under the Act by any Underwriter or dealer, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B) If at any time following issuance of an issuer free writing prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such issuer free writing prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representatives of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

(iv) Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate or as is necessary to effect the distribution of the Directed Stock and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(v) Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi) Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(vii) Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of the Custodian and any transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees for the Securities, if any, (G) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, with the remaining 50% borne by the Underwriters, (H) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Stock Program, (I) all taxes and duties imposed by Switzerland, the PRC or the United States or any political subdivision or taxing authority thereof or therein and arising as a result of the issuance, sale and delivery of the Securities by the Company and the resale and delivery of the Securities by the Underwriters in accordance with this Agreement including, in each case, any stamp, issue, registration, documentary, transfer or other similar tax or duty and any capital gain, capital duty, income, value-added, withholding, or other tax, and any interest or penalties with respect thereto (but excluding any tax on the income or on capital gains of any Underwriter) asserted against an Underwriter by reason of the purchase and sale of the Securities pursuant to this Agreement and (J) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In the case of clauses (C) and (E) hereof, the Company shall not be required to pay fees and disbursements of Underwriters’ counsel in excess of $35,000 in the aggregate. If this Agreement is terminated by the Representatives pursuant to Section 11(a)(i) or 11(a)(ii) hereof, the Company will reimburse the several Underwriters for all reasonable out-of-pocket accountable disbursements (including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) actually incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder.

(viii) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(ix) Company Lock Up. The Company will not, directly or indirectly, without the prior written consent of the Representatives from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell (including any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of

Common Shares or such other securities, in cash or otherwise, except (1) to the Underwriters pursuant to this Agreement and (2) to participants under the 2014 Omnibus Incentive Plan, provided that the shares or other equity awards issued to any such participants either remain unvested or are restricted from sale pursuant to their terms or pursuant to the terms of such plan during the Lock-Up Period. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(x) Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule II. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. If the Representatives, in their sole discretion, agree to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representatives and provide the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit C hereto, issued through a major news service, at least two business days before the effective date of the release or waiver.

(xi) No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which would reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Shares which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xii) SEC Reports. The Company will use commercially reasonable efforts to file on a timely basis with the Commission such periodic and special reports as and to the extent required by the Rules and Regulations for so long as the Underwriters may be required under the Act to deliver a prospectus in respect of the offering contemplated by this Agreement.

(xiii) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each Underwriter severally represents and agrees that, (A) unless it obtains the prior written consent of the Company and the Representatives, it has not distributed, and will not distribute any Written Testing-the-Waters Communication other than those listed on Schedule V, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act.

(xiv) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Securities within the meaning of the Act and (B) completion of the 180-day restricted period referenced in Section 6(a)(ix) hereof.

7. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Required Filings; Absence of Certain Commission Actions. All filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction.

(b) Continued Compliance with Securities Laws. The Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Time of Sale Disclosure Package and the Prospectus, or any amendment thereof or supplement thereto, and any issuer free writing prospectus (when taken together with the Time of Sale Disclosure Package), shall not contain an untrue statement of material fact, or omit to state material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d) Securities. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for the purposes of Section 3(a)(62)(B) under the Exchange Act).

(e) Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of each of the following, as indicated in Schedule B attached hereto, dated such Closing Date and addressed to you, in substantially the forms attached hereto as Exhibit B: (i) Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, (ii) Thouvenin Rechtsanwälte, Swiss counsel for the Company, (iii) Schellenberg Wittmer, Swiss tax counsel to the Company, (iv) Corporate & Finance Law Offices, PRC counsel to the Company, (v) Laura Hauser, General Counsel to the Company.

(f) Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Davis Polk & Wardwell LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(g) Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of KPMG LLP, dated such date and addressed to you, in form and substance satisfactory to you.

(h) Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date in all respects, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body.

(i) Lock-Up Agreements. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 6(a)(x) and the Lock-Up Agreements shall remain in full force and effect.

(j) Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(k) FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(l) Exchange Listing. The Securities to be delivered on such Closing Date will have been approved for listing on the Exchange, subject to official notice of issuance.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

8. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness) or in any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show as defined in Rule 433(h) under the Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 8(f).

(b) Indemnification of the Designated Underwriter. The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Stock Participants in connection with the Directed Stock Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Stock Participant to pay for and accept delivery of Directed Stock that the Directed Stock Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Stock Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

(c) Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 8(f)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(d) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for any Underwriters who are indemnified parties to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 8, and the reasonable fees and expenses for such separate counsel shall be borne by the indemnifying party or parties if representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Entities for the defense of any losses, claims, damages and liabilities arising out of the Directed Stock Program if representation of the Underwriters and the Designated Entities by the same counsel would be inappropriate due to actual or potential differing interests between them. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 8 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 8(d), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(f) Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, the concession and reallowance figures, the paragraph relating to stabilization by the Underwriters and the first sentence of the fourth paragraph and the eighteenth paragraph appearing under the caption “Underwriting” in, the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

9. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder and any termination of this Agreement.

10. Substitution of Underwriters.

(a) Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 6(a)(vii) and Section 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 8 hereof).

(c) Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

(d) No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

11. Termination.

(a) Right to Terminate. You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Exchange, by such Exchange or by order of the Commission or any other Governmental Authority, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(a)(vii) and Section 8 hereof shall at all times be effective.

(b) Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

12. Effects of Termination on Securities.

(a) If, after application and registration of the Capital Increase with the Commercial Register of the Canton of Zug pursuant to Section 4(c) or Section 5(b), prior to the First Closing Date or the Second Closing Date, as the case may be, this Agreement is terminated pursuant to Section 11, or if the delivery of the Firm Shares or Option Shares to the Representatives for the account of the Underwriters is not completed on the First Closing Date or the Second Closing Date, as the case may be (each, an “Event of Non-Completion”), and unless the Company and the Representatives, acting on behalf of the Underwriters, otherwise agree within ten calendar days after the Event of Non-Completion, then:

(i) the Company shall have a call option pursuant to Section 12(b);

(ii) if the call option is not exercised, the Representatives acting on behalf of the Underwriters shall have a put option against the Company as provided in Section 12(c);

(iii) if the put option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Option Shares, as applicable, the Company shall effect a capital reduction pursuant to Section 12(d);

(iv) if the capital reduction is not effected in accordance with Section 12(d), the Underwriters may sell the Firm Shares or Option Shares, as applicable in the market as provided in Section 12(e).

(b) Call Option.

(i) The Company, acting on its own behalf or on behalf of third parties, shall have the right (the “Call Option”) to request in writing that the Representatives, acting on behalf of the Underwriters, deliver the Firm Shares or Option Shares, as applicable, to an account specified by the Company against payment of an amount representing the aggregate nominal value of the respective Firm Shares or Option Shares plus expenses of the Representatives as set out in Section 12(f). The Call Option shall expire on the tenth calendar day after the termination of this Agreement.

(ii) An acquisition of the Firm Shares or Option Shares (as applicable) by the Company for its own account shall only be permitted if the Company has delivered evidence to the Representatives reasonably satisfactory to the Representatives that the Company has sufficient freely available reserves to acquire the Firm Shares or Option Shares (as applicable) under this Section 12(b) or, alternatively, that the Company has entered into arrangements with a third party other than any of the Company’s subsidiaries ensuring for the immediate re-sale of the Firm Shares or Option Shares (as applicable) to such third party, at no less than their par value, on the date of acquisition of the Firm Shares or Option Shares (as applicable) by the Company.

(c) Put Option.

(i) Following the expiry of the Call Option pursuant to Section 12(b), the Representatives, acting on behalf of the Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 of the Swiss Code of Obligations (“CO”) , to purchase all Firm Shares or Option Shares (as applicable) entered in the Commercial Register of the Canton of Zug at their par value, plus expenses of the Representatives as set out in Section 12(f), within ten calendar days after receipt of a notice in writing addressed to the Company from the Representatives, stating that the Representatives exercise the Put Option.

(ii) The notice in which the Representatives, acting on behalf of the Underwriters, exercises the Put Option shall specify the date on which the Representatives will deliver the Firm Shares or Option Shares (as applicable) to the Company against direct payment therefore, and shall contain detailed instructions regarding payment, delivery of the Firm Shares or Option Shares and amount payable (including satisfactory details regarding the cost claimed according to Section 12(f)).

(d) Capital Reduction.

(i) If the Call Option is not exercised within the deadline set forth in Section 12(b) or the Put Option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Option Shares (as applicable), the Company shall immediately call a shareholders’ meeting and table the reduction of the share capital. Such shareholders’ meeting shall take place no later than thirty days after the termination of this Agreement. The Representatives will vote in favor of a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Firm Shares or Option Shares (as applicable) entered in the Commercial Register of the Canton of Zug against repayment of the aggregate par value of such Securities to the Representatives, acting on behalf of the Underwriters. Prior to such shareholders’ meeting, the auditors of the Company shall confirm in writing, pursuant to article 732 para. 2 CO, that the claims of the Company’s creditors are covered notwithstanding the Capital Reduction.

(ii) At the earliest possible date, the Capital Reduction shall be registered in the Commercial Register of the Canton of Zug. The proceeds of the Capital Reduction, being an amount representing the aggregate par value of the respective Firm or Option Shares (as applicable), shall be paid (for value the date of the entry in the Commercial Register of the Canton of Zug) in cash to the Representatives, acting on behalf of the Underwriters.

(e) Sale of Firm Shares or Option Shares. In addition, if an Event of Non-Completion occurs and,

(i) the Company fails to acquire or cause a third party to acquire the Firm Shares or Option Shares (as applicable) in accordance with Section 12(b) within ten calendar days after the termination of this Agreement; and

(ii) in the event and to the extent the Put Option is not possible for legal reasons or insufficient to dispose of the Firm Shares or Option Shares (as applicable); and

(iii) the Capital Reduction has not been resolved sixty days after the termination of this Agreement, or an event occurs that, in the reasonable judgment of the Representatives, jeopardizes or is reasonably likely to jeopardize, or delays or is reasonably likely to delay, the orderly process of the Capital Reduction in accordance with Section 12(d);

the Representatives, acting on behalf of the Underwriters, are entitled to sell any or all Firm Shares or Option Shares on the open market on terms which the Representatives deem fit under the circumstances. The difference between the proceeds of such sale and the nominal amount of such Firm Shares or Option Shares (as applicable) sold, less the costs and expenses pursuant to Section 12(f) reasonably incurred by the Representatives in connection with the sale, if any, shall be transferred to the Company.

(f) Costs; Indemnity.

(i) The Company shall bear:

(A) all costs directly incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction;

(B) the costs of the Representatives reasonably incurred in connection with the Call Option, the Put Option or the Capital Reduction, as applicable (including but not limited to (x) taxes, (y) interest at a rate of the 3-month CHF LIBOR plus 150 basis points, calculated on a 30/360 basis, following the Event of Non-Completion until the payment of proceeds to the Representatives, acting on behalf of the Underwriters, and (z) reasonable out of pocket expenses of the Representatives and their counsel).

(ii) The Company further undertakes to indemnify the Representatives for, and to hold the Representatives harmless from, any costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Representatives in connection with the Capital Reduction.

13. Default by the Company.

(i) Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 6(a)(vii) and Section 8 hereof, any non-defaulting party.

(ii) No Relief from Liability. No action taken pursuant to this Section shall relieve the Company defaulting from liability, if any, in respect of such default.

14. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier to the Representatives c/o Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel and c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, to the attention of Equity Capital Markets and separately, General Counsel and if to the Company, shall be mailed or delivered to it at 325 Campus Drive, Aurora, Ohio 44202, fax: (330) 995-1346, Attention: General Counsel, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, fax: (212) 735-2000, Attention: Phyllis G. Korff, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees, to the extent permissible under applicable law, that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of, including shareholders, employees or creditors of the Company.

17. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TCP International Holdings Ltd.

By:
NAME:
TITLE:

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

PIPER JAFFRAY & CO.

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares (1)
Deutsche Bank Securities Inc.
Piper Jaffray & Co.
Canaccord Genuity Inc.
Cowen and Company, LLC

Total

(1)	The Underwriters may purchase up to an additional [—] Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

List of Individuals and Entities Executing Lock-Up Agreements

Officers

Ellis Yan

Solomon Yan

Brian Catlett

Timothy Chen

Jorge Fernandez Travieso

Laura Hauser

Thomas Luecke

Huaqing Wang

Naiqi Zhao

Non-Employee Directors and Director Nominees

Mathias Belz

Jurgen M.J. Borgt

Eric Peterson

George Strickler

Significant Shareholders Not Otherwise Covered Above

Lillian Yan Irrevocable Stock Trust

SCHEDULE III

Certain Permitted Free Writing Prospectuses

[None.]

SCHEDULE IV

Pricing Information

Issuer: TCP International Holdings Ltd. (the “Company”)

Firm Shares offered by the Company: [—]

Option Shares: [—]

Price to Public: $[—]

Trade Date: [—], 2014

SCHEDULE V

Written Testing-the-Waters Communications

[None.]

SCHEDULE VI

Significant Subsidiaries of the Company

Technical Consumer Products, Inc.

Technical Consumer Products Canada, Inc.

TCP Bermuda Ltd.

TCP Hong Kong Limited

Aurora Technologies Limited

Zhenjiang Qiangling Electronics Co. Ltd.

Shanghai Qiangling Electronic Co. Ltd.

Yangzhou Qiangling Co. Ltd.

Huaian Qiangling Lighting Co. Ltd.

TCP B.V.

Technical Consumer Products Ltd.

EXHIBIT A

Form of Lock-Up Agreement

                         , 2014

Deutsche Bank Securities Inc.

Piper Jaffray & Co.

As representatives of the underwriters named

in Schedule II to the Underwriting Agreement

referred to below

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Piper Jaffray & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

Dear Sirs:

As an inducement to the underwriters (the “Underwriters”) to enter into a underwriting agreement (the “Underwriting Agreement”) among TCP International Holdings Ltd. (the “Company”) and Deutsche Bank Securities Inc. and Piper Jaffray & Co., as representatives (together, the “Representatives”) of the several Underwriters, providing for a public offering (the “Offering”) of common shares of the Company, par value CHF 0.10 per share (the “Common Shares”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representatives during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Shares (including without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a share option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that derives a significant part of its value from such Securities.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date 180 days after the date of the final prospectus used to sell Common Shares in the Offering pursuant to the Underwriting Agreement.

If the undersigned is an officer or director of the Company, (i) each of the Representatives agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Common Shares that the undersigned may purchase in the offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of Common Shares or any security convertible into or exercisable for Common Shares to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Shares if such transfer would constitute a violation or breach of this Agreement.

If the undersigned is other than a natural person, the undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, or (ii) the Underwriting Agreement does not become effective on or before December 31, 2014, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

Form of Company Counsel Opinions

[To come]

B-1

EXHIBIT C

Form of Company Press Release for Waivers or Releases

of Officer/Director Lock-Up Agreements

TCP International Holdings Ltd.

[Date]

TCP International Holdings Ltd. (the “Company”) announced today that Deutsche Bank Securities Inc. and Piper Jaffray & Co., as the representatives of the underwriters, are [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of [—] of common shares held by certain [officers] [directors] of the Company. These [officers] [directors] entered into lock-up agreements with the representatives in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C-1

EXHIBIT D

ZEICHNUNGSSCHEIN

Unter Bezugnahme auf

a)	den Beschluss der ausserordentlichen Generalversammlung der TCP International Holdings Ltd., mit Sitz in Cham, vom Juni 2014 über die ordentliche Kapitalerhöhung; und

b)	den Emmissionsprospekt der TCP International Holdings Ltd. vom Juni 2014,

zeichnet die Unterzeichnende

[Name and address of underwriter]

[Anzahl] Namenaktien der

SUBSCRIPTION CERTIFICATE

With reference to

a)	the resolution of the extraordinary shareholders’ meeting of TCP International Holdings Ltd., with registered address in Cham, dated June , 2014 regarding the ordinary capital increase

b)	the issue prospectus of TCP International Holdings Ltd. Dated June , 2014,

the undersigned

[Name and address of underwriter]

subscribe for [number] registered shares of

TCP International Holdings Ltd.

c/o ABT Treuhandgesellschaft Andreas Baumann & Co, Alte Steinhauserstrasse 1, 6330 Cham, Schweiz

à je CHF [0.50] nominal zum Ausgabebetrag von CHF [0.50] je Aktie,

und verpflichtet sich bedingungslos zur Einlage von CHF [0.50] je Aktie, total also CHF [Betrag], zu leisten.

Die Statuten der Gesellschaft sowie der Entwurf der neuen Fassung sind dem Unterzeichnenden bekannt.

Die Liberierung des Ausgabepreises von insgesamt CHF [Betrag] erfolgt vollumfänglich in bar.

Dieser Zeichnungsschein ist bis und mit dem [expected capital increase date plus 7 to 10 calendar days] Juli 2014 gültig.

[Der Rest dieser Seite absichtlich leer gelassen. Es folgt die Unterschriftenseite.]

Place and date:

TCP International Holdings Ltd.

c/o ABT Treuhandgesellschaft Andreas Baumann & Co, Alte Steinhauserstrasse 1, 6330 Cham, Switzerland

with a nominal value of CHF [0.50] per shares, at an issue price of CHF [0.50] per share,

and unconditionally undertakes to make a contribution in the amount of CHF [0.50] per share, i.e. in total CHF [amount].

The current Articles of Incorporation and the draft of the new version of them are known to the undersigned.

The payment of the issuance price of total CHF [amount] is fully made by cash contribution in CHF

This subscription certificate is valid until and including [expected capital increase date plus 7 calendar days] July 2014.

[The rest of this page intentionally left blank. Signature page follows.]

[name of underwriter]

Name:
Title:

D-1